Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Toys “R” Us Debenture-Backed Series 2001-31
*CUSIP:	21988G619	Class	A-1
	21988GBD7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2016.

INTEREST ACCOUNT

Balance as of March 1, 2016	$0.00
Scheduled Income received on securities	$572,687.50
Unscheduled Income received on securities	$0.00

LESS:
Distribution to Class A-1 Holders	-$	507,237.50
Distribution to Class A-2 Holders	-$	65,450.00
Distribution to Depositor	-$	0.00
Distribution to Trustee.	-$	0.00
Balance as of September 1, 2016		$0.00

PRINCIPAL ACCOUNT

Balance as of March 1, 2016	$0.00
Scheduled Principal received on securities	$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of September 1, 2016		$0.00

UNDERLYING SECURITIES HELD AS OF September 1, 2016

Principal Amount	Title of Security
$13,090,000	Toys “R” Us, Inc. 8.75% Debentures due September 1, 2021
*CUSIP: 892335AC4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.